Reznick Fedder & Silverman

           Certified Public Accountants - A Professional Corporation

      4520 East West Highway - Suite 300 - Bethesda, Maryland 20814-3319 -
                    Phone (301) 652-9100 - Fax (310) 652-1848


                               December 15, 1997


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                                 --------------

We consent to the inclusion in this Registration Statement on Form S-11 our report dated March 18, 1997 on the audited financial statements of BCTC IV Assignor Corp. and Boston Capital Associates IV L.P., as of December 31, 1996. We also consent to the reference to our firm under the caption "Experts."



                                                  /s/ REZNICK FEDDER & SILVERMAN
                                                  ------------------------------
                                                  REZNICK FEDDER & SILVERMAN


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
   Two Hopkins Plaza            212 S. Tryon Street          745 Atlantic Avenue          Two Premier Plaza, Suite 500
      Suite 2100                   Suite 1180                    Suite 800                    5605 Glenridge Drive
Baltimore, MD 21201-2911     Charlotte, NC 28281-8100       Boston, MA 02111-2735            Atlanta, GA 30342-1376
 Phone (410) 783-4900         Phone (704) 332-9100          Phone (617) 423-5855              Phone (770) 844-0644
  Fax (410) 727-0460           Fax (704) 332-6444            Fax (617) 423-6651                Fax (770) 844-7363
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